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                                                                  EXHIBIT 99.B18

                      [Godfrey & Kahn, S.C. Letterhead]

                              November 15, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Strong Municipal Funds,  Inc.
               -----------------------------
Gentlemen:

               We represent Strong Municipal Funds, Inc. (the "Company") in connection with its filing, on behalf of the Strong Municipal Advantage Fund, a series of the Company, of Post-Effective Amendment No. 12 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-7603; 811-4770) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

                 We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                                Very truly yours,

                                GODFREY & KAHN, S.C.

                                /s/ Scott A. Moehrke

                                Scott A. Moehrke